Exhibit 10.129

ASSET PURCHASE AGREEMENT

By and Between

SENETEK PLC

and

SKINVERA LLC

March     , 2010

TABLE OF CONTENTS

i

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (as the same shall be amended, modified or supplemented, this “Agreement”) dated March     , 2010, by and between Skinvera LLC, a Nevada limited liability company (together with its permitted successors and assigns, “Purchaser”), and Senetek PLC, an English corporation (together with its permitted successors and assigns, “Seller”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to enter into this Agreement pursuant to which Purchaser will acquire from Seller, and Seller shall sell to Purchaser, certain of its assets and business operations, and the parties shall provide certain representations, warranties and indemnities, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

As used herein, the following terms shall have the following meanings unless the context otherwise requires:

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Assets” shall have the meaning set forth in Section 2.1 hereof.

“Assigned Contracts” shall have the meaning set forth in Section 2.1(a) hereof.

“Assignment and Assumption Agreement” shall have the meaning set forth in Section 5.2(a)(iii) hereof.

“Assumed Liabilities” shall have the meaning set forth in Section 2.4 hereof.

“Bill of Sale” shall have the meaning set forth in Section 5.2(a)(ii) hereof.

“Business” shall mean, means the operating business of the Seller and/or any Subsidiary using or consisting of the Seller’s and/or a Subsidiary’s right, title and interest in the assets set forth on Schedule 2.1 and the liabilities relating thereto, excluding all of the Company’s and the Subsidiaries’ right, title and interest in and to (a) Kinetin (N6-furfurylandenine), including, without limitation, all formulations, product inventory (including finished products, raw materials and packaging components), sales material, testing data, patents and patent applications relating thereto, (b) Zeatin, including, without limitation, all formulations, product inventory (including finished products, raw materials and packaging components), sales material, testing data, patents and patent applications relating thereto, and (c) the master license agreement and any other contract, instrument, agreement or arrangement between the Company and/or one or more Subsidiaries with Valeant Pharmaceuticals Inc.

“Closing” shall mean the consummation of the transactions provided for in this Agreement.

“Closing Date” shall mean the date on which the Closing occurs pursuant to Section 5.1 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Effective Time” shall mean the time at which Closing is consummated.

“Encumbrance” shall mean any lien, charge, claim, option, forfeiture, right of seizure, equitable interest, pledge, security interest, mortgage, right of way, easement, covenant, encroachment, servitude, right of first option, or right of first refusal.

“Excluded Assets” shall be (a) all of the Seller’s direct or indirect (through a subsidiary) right, title and interest in and to (i) Kinetin (N6-furfurylandenine), including, without limitation, all formulations, product inventory (including finished products, raw materials and packaging components), sales material, testing data, patents and patent applications relating thereto, (ii) Zeatin, including, without limitation, all formulations, product inventory (including finished products, raw materials and packaging components), sales material, testing data, patents and patent applications relating thereto, and (iii) the master license agreement and any other contract, instrument, agreement or arrangement between the Seller and/or one or more of its subsidiaries with Valeant Pharmaceuticals Inc., and (b) those assets and rights specifically identified or described in Section 2.2.

“Liability” shall mean, with respect to any Person, any indebtedness, obligations or liabilities of such Person of any kind, character, description, type or nature whatsoever, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

“Material Adverse Effect” shall mean an event, occurrence, violation, inaccuracy, circumstance or other matter (considered along or together with any other event, occurrence, violation, inaccuracy, circumstance or other matter) that has or could reasonably be expected to have (i) an adverse effect on the Assets, Assumed Liabilities, or the financial condition or results of operations of the Business , taken as a whole, resulting in or which could reasonably be expected to result in losses of $50,000 or more (other than arising from the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, the operating of the Business post-Closing or changes after the Closing in the regulatory regime affecting the Business) or (ii) a adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement or to perform any of its obligations under this Agreement.

“Permitted Encumbrance” means (a) statutory Encumbrances for taxes, assessments and other governmental charges which are not yet due and payable or are due but not delinquent or are being contested in good faith by appropriate proceedings, (b) statutory or common law Encumbrances to secure sums not yet due to landlords, sublandlords, licensors or sublicensors under leases or rental agreements, (c) deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension or other social security programs mandated under applicable laws, (d) statutory or common law Encumbrances in favor of carriers, warehousemen, mechanics, workmen, repairmen and materialmen to secure claims for labor, materials or supplies and incurred in the ordinary course of business for sums not yet due, (e) restrictions on transfer of securities imposed by applicable state and federal securities laws, and (f) vendor’s liens to secure payment.

“Person” shall mean an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or governmental body.

“Promissory Note” shall have the meaning set forth in Section 5.2(b)(vii) hereof

“Purchase Price” shall have the meaning set forth in Section 2.3 hereof.

“Purchaser” shall have the meaning set forth in the first paragraph of this Agreement.

“Regulatory Authority” shall mean any federal, state, local or other governmental authority or instrumentality, domestic or foreign, including any authority having governmental or quasi-governmental powers, including any administrative agency or commission.

“Seller” shall have the meaning set forth in the first paragraph of this Agreement.

“Transaction Documents” shall mean this Agreement and the other documents, instruments and agreements to be entered into pursuant hereto and thereto.

ARTICLE 2

SALE AND TRANSFER OF ASSETS

Section 2.1 Sale and Transfer of Assets. Upon the terms and subject to the conditions set forth in this Agreement, Seller shall at the Closing, sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and acquire, free and clear of all Encumbrances other than Permitted Encumbrances, from Seller for the Purchase Price, all of Seller’s right, title and interest in and to the Assets set forth on Schedule 2.1 attached hereto and the goodwill of the Business.

Section 2.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, only the assets of Seller set forth and in Schedule 2.1, are part of the sale and purchase contemplated hereunder. For the avoidance of doubt, the Excluded Assets are specifically excluded from the Assets.

Section 2.3 Purchase Price.

(a) In consideration of the sale, assignment, transfer, conveyance, and delivery of the Assets, Purchaser shall, in full payment for the foregoing, (i) assume the Assumed Liabilities , and (ii) pay to the Purchaser the royalties described in Section 2.6 herein and Schedule 2.6 attached hereto.

Section 2.4 Assumed Liabilities.

(a) Purchaser and Seller agree that, Purchaser, by entering into this Agreement and consummating the transactions contemplated hereby, is not assuming or agreeing to pay, perform or discharge or otherwise become liable for any Liability of Seller, other than the obligations and liabilities (i) set forth on Schedule 2.4 attached hereto, (ii) of Seller or the Business which accrue from and after the Closing under the Assigned Contracts and any other contract assumed by Purchaser, and (iii) arising from Purchaser’s conduct related to and ownership or use of the Assets from and after the Closing (collectively, the “Assumed Liabilities”), and Purchaser shall not assume any such liabilities or obligations nor shall Purchaser become liable for any such debts, liabilities or obligations relating to the operation of the Business prior to the Effective Time other than as is set forth on Schedule 2.4 attached hereto.

Section 2.5 Allocation. The aggregate purchase price for the Assets shall be allocated by Purchaser and Seller as set forth in Schedule 2.5, as required by Section 1060 of the Code. Purchaser and Seller shall file Form 8594, Asset Acquisition Statement under Section 1060, with their respective income tax returns for the taxable year that includes the Closing Date. Purchaser and Seller agree to satisfy any and all reporting requirements of Section 1060 of the Code and the Treasury regulations thereunder. Purchaser and Seller shall file Form 8594 in a manner consistent with the allocation of the purchase price set forth in Schedule 2.5 hereto. If, in subsequent taxable years, Purchaser or Seller makes an allocation of any increase or decrease in the purchase price for any asset, the party making such increase or decrease agrees to file a supplemental Form 8594 as required.

Section 2.6 Royalties. The Purchaser shall pay royalties to the Seller in accordance with Schedule 2.6 attached hereto.

Section 2.6 Consent of Third Parties. This Agreement shall not constitute an agreement to sell, transfer, convey assign or delivery any Assigned Contract, if a sale, transfer, conveyance, assignment or delivery, or an attempt to make a sale, transfer, conveyance, assignment or delivery of such Assigned Contract, without the consent or approval of a third party would constitute a breach or violation thereof or in any way adversely affect the rights of the transferee, conveyee or assignee thereof until such consent is obtained. Seller and Purchaser shall cooperate with each other to effect any reasonable arrangement designed to provide Purchaser the benefit of, and to permit it to assume the liabilities and obligations under, any Assigned Contract, for which the consent to such transfer hereunder is not obtained prior to the Closing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows:

Section 3.1 Organization and Standing. Seller is a corporation duly organized, validly existing, and in good standing under the laws of England, has the full power and authority (corporate and otherwise) to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets which it now owns or leases, and is qualified to do business as a foreign corporation in every jurisdiction in which such qualification is required and where the failure to be so qualified or in good standing would have a Material Adverse Effect on the Assets or the Business.

Section 3.2 Authority. Seller has the capacity and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents have been duly authorized and approved by the board of directors of Seller. This Agreement and the other Transaction Documents to be executed, delivered and performed by Seller constitute or will, when executed and delivered, constitute the valid, legal and binding obligation of Seller enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors’ right generally, and except as enforcement of remedies may be limited by general equitable principles.

Section 3.3 Ownership of Assets. Seller has, and at Closing will have, good title to all of the Assets, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.

Section 3.4 Compliance with other Instruments. Except as set forth in Schedule 3.4, the execution and delivery of this Agreement and the other Transaction Documents to be entered into pursuant hereto by Seller do not, and the consummation of the transactions contemplated hereby and thereby will not, (a) violate any provision of the Memorandum of Association or Articles of Association, as amended, or Bylaws, as amended, of Seller, or (b) violate or constitute an occurrence of material default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under: (i) any Assigned Contract; or (ii) any order, judgment, decree or other arrangement, to which Seller is a party or by which Seller is bound or the Assets or the Business are affected.

Section 3.5 Litigation. There is no suit, action, proceeding, claim or investigation pending or threatened against or affecting Seller that would materially impair the ability of Seller to consummate the transactions contemplated by this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

Section 4.1 Organization and Standing. Purchaser is a duly organized and validly existing limited liability company in good standing under the laws of the State of Nevada and is qualified to do business and in good standing in all jurisdictions in which such qualification is required and where failure to be so qualified or in good standing would have a material adverse effect on Purchaser’s financial condition.

Section 4.2 Corporate Power and Authority. Purchaser has the full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to be entered into pursuant hereto, to perform hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which it is a party have been approved by all requisite corporate action of Purchaser and constitute or will, when executed and delivered, constitute the valid, legal and binding obligation of Purchaser enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws from time to time in effect affecting the enforcement of creditors’ rights generally, and except as enforcement of remedies may be limited by general equitable principles.

Section 4.3 Compliance with Other Instruments. The execution and delivery of this Agreement and the other Transaction Documents to be entered into pursuant hereto by Purchaser do not, and the consummation of the transactions contemplated hereby and thereby will not, (a) violate any provision of the Articles of Incorporation, as amended, or Bylaws, as amended, of Purchaser, or (b) violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under: (i) any mortgage, deed of trust, conveyance to secure debt, note, bond, debenture, loan, or lien; (ii) any lease, license, agreement or instrument; or (iii) any order, judgment, decree or other arrangement, to which Purchaser is a party or by which it is bound or its assets are affected.

Section 4.4 Litigation. There is no suit, action, proceeding, claim or investigation pending or threatened against or affecting Purchaser that would materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement.

ARTICLE 5

CLOSING

Section 5.1 Time and Place of Closing. The consummation of the transactions provided for in this Agreement (the “Closing”) shall be held at the New York offices of DLA Piper US LLP commencing at 10:00 a.m. EST on the date hereof, unless another place or date is agreed to in writing by Seller and Purchaser (the “Closing Date”).

Section 5.2 Transactions at Closing. At the Closing, each of the following transactions shall occur:

(a) Seller’s Performance. At the Closing, Seller shall deliver to Purchaser the following:

(i)	this Agreement executed by Seller;

(ii)	a bill of sale in the form set forth as Exhibit 5.2(a)(ii) (the “Bill of Sale”) for all of the Assets, duly executed by Seller, and such other good and sufficient instruments of conveyance, transfer and assignment (in form and substance reasonably acceptable to Purchaser) as shall be necessary to vest Purchaser good and valid title to the Assets free and clear of all Encumbrances, other than Permitted Encumbrances;

(iii)	an assignment of all of the Assets in the form set forth as Exhibit 5.2(a)(iii), which assignment shall also contain the Purchaser’s undertaking and assumption of the Assumed Liabilities (the “Assignment and Assumption Agreement”), duly executed by Seller;

(iv)	a certificate of the Secretary of Seller (A) certifying, as complete and accurate as of the Closing, attached copies of the governing documents of Seller, (B) certifying and attaching all requisite resolutions or actions of Seller’s board of directors approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and (C) certifying to the incumbency and signatures of the officers of Seller executing this Agreement and the other Transaction Documents;

(v)	physical possession of the Assets where located;

(vii)	the License Agreement in the form set forth as Exhibit 5.2(a)(vii) executed (the “License Agreement”), executed by the Seller;

(viii)	the Security Agreement in the form set forth as Exhibit 5.2(a) (viii) (the “Security Agreement”), executed by the Seller; and

(ix)	a wire transfer to the Purchaser in the amount of $1,800,000 in accordance with the bank wire instructions provided by Purchaser to the Seller.

(b) Performance by Purchaser. At the Closing, Purchaser shall deliver to Seller the following:

(i)	this Agreement, executed by Purchaser;

(ii)	the Bill of Sale, executed by the Purchaser;

(ii)	the Assignment and Assumption Agreement, executed by the Purchaser;

(iii)	a certificate of the Secretary of Purchaser (A) certifying, as complete and accurate as of the Closing, attached copies of the governing documents of Purchaser, (B) certifying and attaching all requisite resolutions or actions of Purchaser’s board of directors and shareholders approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and (C) certifying to the incumbency and signatures of the officers of Purchaser executing this Agreement and the other Transaction Documents;

(iv)	such other evidence of the performance and satisfaction of all conditions required of Purchaser by this Agreement, at or prior to the Closing, as Seller or its counsel may reasonably require;

(vi)	the Security Agreement, executed by the Purchaser;

(vii)	the Promissory Note in the form set forth as Exhibit 5.2(b)(vii) (the “Promissory Note”), executed by the Purchaser; and

(viii)	the License Agreement, executed by the Purchaser.

ARTICLE 6

GENERAL PROVISIONS

Section 6.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, return receipt requested, first class postage prepaid, addressed as follows:

If to Seller:	Senetek plc 301 Central Ave, #384 Hilton Head, South Carolina 29926 Attention : John Ryan Tel: 842.290.8930 Fax: 843.842.7248 Email: jryan@senetek.net

with a copy to (which shall not constitute notice):	DLA Piper US LLP 1251 Avenue of the Americas New York, NY 10020 Attention: William .N. Haddad, Esq. Tel: 212.335.4998 Fax: 212.884.8498 Email: william.haddad@dlapiper.com

If to Purchaser:	Skinvera LLC 2951 Marion Drive, Unit # 121 Las Vegas, NV 89115 Attention : Frank Massino Tel: Fax: Email:

(a) If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail, the date on which such notice, request, instruction or document is received shall be the date of delivery.

(b) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 6.1.

Section 6.2 Brokers. Purchaser, on the one hand, and Seller on the other hand, represent and warrant to each other that no broker or finder has acted for them or any entity controlling, controlled by or under common control with them in connection with this Agreement, and agree to indemnify and hold harmless the other against any fee, commission, loss or expense arising out of any claim by any broker or finder employed or alleged to have been employed by them or such entity.

Section 6.3 Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

Section 6.4 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

Section 6.5 Expenses. All expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by any such party, shall be borne solely and entirely by the party which has incurred the same.

Section 6.6 Binding Effect; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns. Purchaser may not assign its rights, subcontract or otherwise delegate its obligations under this Agreement without Seller’s prior written consent. Seller may assign or transfer this Agreement to a successor entity in the event of a merger, consolidation, or transfer or sale of substantially all of the assets of Seller. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

Section 6.7 Headings. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

Section 6.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 6.9 Governing Law; Venue. This Agreement (and any and all disputes, controversies, and other losses, whether in tort, contract or otherwise, among the parties arising out of, or in connection with, the transactions contemplated hereby) shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the Purchaser and Seller irrevocably submits to the nonexclusive jurisdiction of the federal courts of the State of New York for the purpose of any suit, action or other proceeding arising out of or based on this Agreement or any other agreement contemplated hereby or any subject matter hereof, whether in tort, contract or otherwise, and agrees that process may be served upon it if it cannot otherwise be served in such state by registered or certified mail addressed as provided in Section 6.1.

Section 6.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or .pdf signatures shall be deemed originals for all purposes hereunder.

Section 6.11 Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

Section 6.12 Schedules Incorporated. All Schedules attached hereto are incorporated herein by reference, and all blanks in such Schedules, if any, will be filled in as required in order to consummate the transactions contemplated herein and in accordance with this Agreement.

Section 6.13 Confidentiality; Public Announcements.

(a) Seller and Purchaser agree that each will maintain the confidentiality of and shall not use for its own benefit or the benefit of any third party the terms and provisions of this Agreement, including the Purchase Price, and the information and materials marked as “confidential” and delivered to them or made available for their inspection pursuant to this Agreement; provided, however, the parties may reveal the confidential information of the other party to its accountants, counsel or lenders (a) who need to know such confidential information, (b) who are informed by such party of the confidential nature of such confidential information, and (c) who agree with the other parties in writing to be bound by the terms of this Agreement with respect to such confidential information.

(b) Except as otherwise provided in this Agreement or in any other agreement entered into by the parties pursuant to this Agreement, no party hereto shall, without the approval of the other parties hereto, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by applicable law, in which case the other parties shall be so advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and Securities and Exchange Commission disclosure obligations.

IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.

SKINVERA LLC:

By:
Name:	Frank Massino
Title:	Manager

SENETEK PLC:

By:
Name:	John Ryan
Title:	Chief Executive Officer

SCHEDULE 2.1

Assets and Assumed Liabilities

All skin care formulations on file at the Company (e.g., the formulations for Allercreme, Pyratine, 4HBAP, etc.).

All product inventory for Pyratine-6, Pyratine XR 4OHBAP, AK801, FC102, PA100 and Allercreme, including finished products, raw materials, work in progress and packaging components.

All sales material for Pyratine-6 and Pyratine XR product line.

All testing data for all skin care products conducted at various sites, including the Dermatology Department at the University of California at Irvine, RCTS Laboratories in Texas, Senetek Aps Labs in Aarhus, Denmark, the Company’s labs in Oloumoc, Czech Republic, Polish Academy of Sciences in Poznan, Poland.

All publications on all skin care technologies.

The IEB (Institute of Experimental Botany) agreements between the Company and IEB and, to the extent provided under such agreement(s), rights to all known technologies and all future technologies developed at IEB.

The Polish Academy of Sciences Agreement for Furfuryl Cytosine and Phoretamide and, to the extent provided under such agreement, the rights to all known skin care technologies and all future technologies at said Academy.

The agreement with U.S. International Trading Corporation.

All lab equipment at the Company’s labs in Oloumoc, Czech Republic.

ACT software database and contact program.

To the extent used by the Company or a Subsidiary exclusively with respect to any of the above assets, (a) all tangible personal property, including all items of machinery, equipment, vehicles, furniture and fixtures, (b) deposits, prepaid expenses or claims for refunds, (c) $15,000 of accounts receivable, (d) files, books and records and reports (whether in hardcopy, electronic or other media), including those relating to customers, suppliers and the agreements with IEB, the Polish Academy of Sciences and U.S. International Trading Corporation referenced above, (e) to the extent assignable, licenses, authorizations and permits issued by any governmental or regulatory authority, (f) the trademarks and domains listed below, (g) the patents referenced under the heading “IP Owned - Skincare” in Section 3.15 of the Disclosure Schedule, and (h) all trade secrets, procedural and operational manuals, proprietary information, technical information, source documents, and “know how,” and (i) advertising materials.

1 Lenova laptop

1 Dell computer

1 Xerox printer

1 fax machine

Domains Owned

ALLERCREME.US

ALLERCREME.NET

ALLERCREME.ORG

ALLERCREME.US

KINDERM.NET

KINEDERM.ORG

KINEDERM.INFO

KINEDERM.BIZ

KINEDERM.US

KINETIN-PRO.BIZ

KINETIN-PRO.COM

KINETIN-PRO.INFO

KINETIN-PRO.NET

KINETIN-PRO.ORG

KINETIN-PRO.US

KINETIN.BIZ

KINETIN.COM

KINETIN.INFO

KINETIN.NET

KINETIN.ORG

KINETIN.US

KINETINPLUS.BIZ

KINETINPLUS.COM

KINETINPLUS.INFO

KINETINPLUS.NET

KINETINPLUS.ORG

KINETINPLUS.US

KINETINPRO.BIZ

KINETINPRO.COM

KINETINPRO.INFO

KINETINPRO.NET

KINETINPRO.ORG

KINETINPRO.US

PHYSICIANCLINICALSUPPLIES.COM

PHYSICIANCLINICALSUPPLIES.NET

PROCURA.ASIA

PROCURA.CO.IN

PROCURA.COM.MX

PROCURA.IN

PROCURA.JP

PROCURA.NET.CN

PROCURA.ORG.UK

PROCURA.US

PROCURA.WS

PROCURAATC.BIZ

PROCURAATC.COM

PROCURAATC.INFO

PROCURAATC.NET

PROCURAATC.ORG

PROCURAATC.US

PROCURASKINCARE.BIZ

PROCURASKINCARE.COM

PROCURASKINCARE.INFO

PROCURASKINCARE.NET

PROCURASKINCARE.ORG

PROCURASKINCARE.ORG.UK

PROCURASKINCARE.US

PYRATINE.ASIA

PYRATINE.BIZ

PYRATINE.CO.IN

PYRATINE.COM

PYRATINE.COM.MX

PYRATINE.DE

PYRATINE.ES

PYRATINE.IN

PYRATINE.INFO

PYRATINE.JP

PYRATINE.NET

PYRATINE.NL

PYRATINE.ORG

PYRATINE.US

PYRATINE.WS

PYRATINE6.ASIA

PYRATINE6.BIZ

PYRATINE6.CO.UK

PYRATINE6.COM

PYRATINE6.COM.ES

PYRATINE6.COM.MX

PYRATINE6.DE

PYRATINE6.ES

PYRATINE6.IN

PYRATINE6.INFO

PYRATINE6.JP

PYRATINE6.ORG

PYRATINE6.US

PYRATINE6.WS

PYRATINE-6.ASIA

PYRATINE-6.CO.IN

PYRATINE-6.CO.UK

PYRATINE-6.COM

PYRATINE-6.COM.MX

PYRATINE-6.DE

PYRATINE-6.ES

PYRATINE-6.IN

PYRATINE-6.INFO

PYRATINE-6.JP

PYRATINE-6.NET

PYRATINE-6.ORG

PYRATINE-6.US

PYRATINE-6.WS

PYRATINE-9.COM

PYRATINE9.BIZ

PYRATINE9.COM

PYRATINE9.INFO

PYRATINE9.NET

PYRATINE9.ORG

PYRATINE-XR.ASIA

PYRATINE-XR.CN

PYRATINE-XR.CO.IN

PYRATINE-XR.CO.UK

PYRATINE-XR.COM

PYRATINE-XR.COM.CN

PYRATINE-XR.COM.ES

PYRATINE-XR.COM.MX

PYRATINE-XR.DE

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PYRATINE-XR.WS

PYRATINEXR.ASIA

PYRATINEXR.CN

PYRATINEXR.CO.IN

PYRATINEXR.CO.UK

PYRATINEXR.COM

PYRATINEXR.COM.CN

PYRATINEXR.COM.ES

PYRATINEXR.COM.MX

PYRATINEXR.DE

PYRATINEXR.ES

PYRATINEXR.IN

PYRATINEXR.INFO

PYRATINEXR.JP

PYRATINEXR.NET

PYRATINEXR.ORG

PYRATINEXR.US

PYRATINEXR.WS

The Following Trademarks:

Jurisdiction	Trademark	Status Serial/Reg. Nos.	Goods/Services	Owner
US Federal	A & Design	Renewed SN: 73413111 RN: 1275711	(Int’l Class: 3) Cosmetic Preparations-Namely, Hair Sprays, Hair Shampoos, Anti-Perspirants, Skin Creams and Lotions, Skin Moisturizers, Skin Cleansers, Skin Astringents, Face Powders, Facial Make-Up, Makeup Removers, Eye Makeup, Eye Mascara, Eyeliners	Carme Cosmeceutical Sciences, Inc. (Delaware Corp.) 620 Airpark Road Napa, California 94558

US Federal	AGE DEFIANT	Renewed SN:75-274992 RN:2,176,481	(Int’l Class: 3) Cosmetics, namely, skin cream, night cream, skin lotion, skin moisturizer, skin cleanser, skin toner, eye gel	Carme Cosmeceutical Sciences, Inc. (Delaware Corp.) 620 Airpark Road Napa, California 94558

US Federal	ALLERCREME	Renewed SN: 72291012 RN: 853372	(Int’l Class: 5) ANTI-PERSPIRANT DEODORANT	Carme Cosmeceutical Sciences, Inc. (Delaware Corp.) 620 Airpark Road Napa, California 94558

US Federal	ALLERCREME	Renewed SN: 73378777 RN: 1257312	(Int’l Class: 3) Cosmetic Preparations-Namely, Hair Sprays, Hair Shampoos, Anti-Perspirants, Skin Creams and Lotions, Skin Moisturizers, Skin Cleansers, Skin Astringents, Face and Body Powders, Facial Makeup, Eye Makeup, Makeup Removers, Eye Mascara, and Eyeliners	Carme Cosmeceutical Sciences, Inc. (Delaware Corp.) 620 Airpark Road Napa, California 94558

US Federal	ALLERCREME & Design	Renewed SN: 73413105 RN: 1270506	(Int’l Class: 3) Cosmetic Preparations-Namely, Hair Sprays, Hair Shampoos, Anti-Perspirants, Skin Creams and Lotions, Skin Moisturizers, Skin Cleansers, Skin Astringents, Face and Body Powders, Facial Makeup, Eye Makeup, Makeup Removers, Eye Mascara, and Eyeliners	Carme Cosmeceutical Sciences, Inc. (Delaware Corp.) 620 Airpark Road Napa, California 94558

US Federal	AT THE COUNTER	Pending SN:77-426319	(Int’l Class: 3) Cosmetics; skin lotions; skin creams	Senetek Plc (United Kingdom Corp.) 831 Latour Court, Suite A Napa, California 94558

Jurisdiction	Trademark	Status Serial/Reg. Nos.	Goods/Services	Owner
US Federal	ATC	Pending SN:77-426305	(Int’l Class: 3) Cosmetics; skin lotions; skin creams	Senetek Plc (United Kingdom Corp.) 831 Latour Court, Suite A Napa, California 94558
US Federal	HA COMPLEX	Renewed SN: 73672663 RN: 1501829	(Int’l Class: 3) MOISTURIZING COMPONENT OF SKIN MOISTURIZERS	Carme Cosmeceutical Sciences, Inc. (Delaware Corp.) 620 Airpark Road Napa, California 94558
US Federal	HYPO-ACNEGENIC	Pending SN: 77635290	(Int’l Class: 3) Skin moisturizer, glycerine cleansing bar soap, astringents for cosmetic purposes, skin cleansing lotion, skin toner, skin freshener, foundation, and facial powder	Carme Cosmeceutical Sciences, Inc. (Delaware Corp.) 620 Airpark Road Napa, California 94558
US Federal	KINEDERM	Pending SN: 77804558	(Int’l Class: 3) Body lotion; Facial lotion; Skin cream; Skin lotion; Vanishing cream	Carme Cosmeceutical Sciences, Inc. (Delaware Corp.) 620 Airpark Road Napa, California 94558
US Federal	MAXIDRY (stylized)	Registered SN: 73017502 RN: 1013313	(Int’l Class: 3) ANTI-PERSPIRANT	Carme Cosmeceutical Sciences, Inc. (Delaware Corp.) 620 Airpark Road Napa, California 94558
US Federal	PROCURA	Published - Opposed April 8, 2009 SN:77-526187	(Int’l Class: 3) Cosmetics; beauty care products, namely, after sun creams, after-shave, after-sun gels, after-sun lotions, after-sun milks, after-sun oils, all purpose cotton swabs for personal use, aloe vera gel for cosmetic purposes, anti-freckle creams, astringents for cosmetic purposes, beauty creams, beauty gels, beauty lotions, beauty masks, beauty milks, beauty serums, bleaching preparations for cosmetic purposes, body and beauty care cosmetics, body cream soap, body creams, body lotions, body masks, body milks, body oils, body scrub, body sprays, body washes, cleansing creams, cold creams, cosmetic balls, cosmetic creams, cosmetic creams for skin care, cosmetic facial blotting papers, cosmetic milks, cosmetic oils, cosmetic	Senetek Plc (United Kingdom Corp.) Suite A 831 Latour Court Napa, California 94558

Jurisdiction	Trademark	Status Serial/Reg. Nos.	Goods/Services	Owner
pads, cosmetic pencils, cosmetic preparations for skin renewal, cosmetic preparations against sunburn, cosmetic preparations for body care, cosmetic preparations for the care of mouth and teeth, cosmetic rouges, cosmetic soaps, cosmetic suntan lotions, cosmetic sun-tanning preparations, cosmetics, namely, lip primer, cosmetics, namely, lip repairers, cotton for cosmetic purposes, creams for cellulite reduction, creamy face powder, creamy foundation, creamy rouges, cuticle conditioners, cuticle cream, cuticle removing preparations, deodorant for personal use, essential oils for personal use, exfoliant creams, exfoliants for skin, eye compresses for cosmetic purposes, eye make-up, eye make-up remover, face and body beauty creams, face creams for cosmetic use, face powder, facial beauty masks, facial cleansers, facial concealer, facial creams, facial emulsions, facial lotion, facial make-up, fair complexion cream, foams containing cosmetics and sunscreens, foundation make-up, gel eye masks, greases for cosmetic purposes, hair care creams, hair care kits comprising non-medicated hair care preparations, namely, conditioner, hair care preparations, hair cleaning preparations, hair color removers, hair colorants, hair rinses, hand creams, hand lotions, lip balm, lip cream, lip gloss, lip liner, lip polisher, lipstick, liquid foundation, liquid soaps for hands, face and body, loose face powder, lotions for cellulite reduction, lotions for face and body care, make up foundations, make up removing preparations, make-up, natural mineral make-up, night cream, non-medicated acne treatment preparations, non-medicated skin care preparations, nutritional oils for cosmetic purposes, oils for toiletry purposes, paraffin wax for cosmetic purposes, petroleum jelly for cosmetic purposes, pre-moistened cosmetic tissues, pre-moistened cosmetic towelettes, pre-moistened cosmetic wipes, pre-shave creams, self-tanning preparations, shampoos, shaving preparations, skin and body topical lotions, creams and oils for cosmetic use, skin care preparations, namely, chemical peels for skin, skin care preparations, namely, fruit acid peels for skin, skin care preparation, namely, body polish, skin care products,

Jurisdiction	Trademark	Status Serial/Reg. Nos.	Goods/Services	Owner
namely, non-medicated skin serum, skin clarifiers, skin cleansers, skin conditioners, skin creams, skin emollients, skin lighteners, skin lotions, skin masks, skin moisturizer, skin toners, skin whitening preparations, soaps, spf sunblock towelettes, sun care lotions, sun screen preparations, suntanning preparations, toners, topical skin sprays for cosmetic purposes, under-eye enhancers, 3-in-1 hair conditioners, 3-in-1 hair shampoos and anti-aging compositions, namely, age-retardant gel, age-retardant lotion, age-spot reducing creams, anti-aging cream, anti-wrinkle creams, retinol cream for cosmetic purposes, wrinkle removing skin care preparations, wrinkle resistant cream (Int’l Class: 5) Pharmaceutical preparations for use in dermatology, pharmaceutical skin lotions, medicated skin care preparations, medicated skin preparation for use in treating skin ailments, medicated sun care preparations, medicated sunburn lotions, medicinal creams for skin care

US Federal	PROCURA-ATC	Published - Opposed April 8, 2009 SN:77-526206	(Int’l Class: 5) Pharmaceutical preparations for use in dermatology, pharmaceutical skin lotions, medicated skin care preparations, medicated skin preparation for use in treating skin ailments, medicated sun care preparations, medicated sunburn lotions, medicinal creams for skin care (Int’l Class: 3) Cosmetics; beauty care products, namely, after sun creams, after-shave, after-sun gels, after-sun lotions, after-sun milks, after-sun oils, all purpose cotton swabs for personal use, aloe vera gel for cosmetic purposes, anti-freckle creams, astringents for cosmetic purposes, beauty creams, beauty gels, beauty lotions, beauty masks, beauty milks, beauty serums, bleaching preparations for cosmetic purposes, body and beauty care cosmetics, body cream soap, body creams, body lotions, body masks, body milks, body oils, body scrub, body sprays, body washes, cleansing creams, cold creams, cosmetic balls, cosmetic creams, cosmetic creams for skin care, cosmetic facial blotting papers, cosmetic milks, cosmetic oils, cosmetic pads, cosmetic pencils, cosmetic preparations for skin renewal, cosmetic preparations against sunburn, cosmetic preparations for body care, cosmetic preparations for the care of mouth and teeth, cosmetic rouges, cosmetic soaps, cosmetic	Senetek Plc (United Kingdom Corp.) Suite A 831 Latour Court Napa, California 94558

Jurisdiction	Trademark	Status Serial/Reg. Nos.	Goods/Services	Owner
suntan lotions, cosmetic sun-tanning preparations, cosmetics, namely, lip primer, cosmetics, namely, lip repairers, cotton for cosmetic purposes, creams for cellulite reduction, creamy face powder, creamy foundation, creamy rouges, cuticle conditioners, cuticle cream, cuticle removing preparations, deodorant for personal use, essential oils for personal use, exfoliant creams, exfoliants for skin, eye compresses for cosmetic purposes, eye make-up, eye make-up remover, face and body beauty creams, face creams for cosmetic use, face powder, facial beauty masks, facial cleansers, facial concealer, facial creams, facial emulsions, facial lotion, facial make-up, fair complexion cream, foams containing cosmetics and sunscreens, foundation make-up, gel eye masks, greases for cosmetic purposes, hair care creams, hair care kits comprising non-medicated hair care preparations, namely, conditioner, hair care preparations, hair cleaning preparations, hair color removers, hair colorants, hair rinses, hand creams, hand lotions, lip balm, lip cream, lip gloss, lip liner, lip polisher, lipstick, liquid foundation, liquid soaps for hands, face and body, loose face powder, lotions for cellulite reduction, lotions for face and body care, make up foundations, make up removing preparations, make-up, natural mineral make-up, night cream, non-medicated acne treatment preparations, non-medicated skin care preparations, nutritional oils for cosmetic purposes, oils for toiletry purposes, paper tissues for cosmetic use, paraffin wax for cosmetic purposes, petroleum jelly for cosmetic purposes, pre-moistened cosmetic tissues, pre-moistened cosmetic towelettes, pre-moistened cosmetic wipes, pre-shave creams, self-tanning preparations, shampoos, shaving preparations, skin and body topical lotions, creams and oils for cosmetic use, skin care preparations, namely, chemical peels for skin, skin care preparations, namely, fruit acid peels for skin, skin care preparation, namely, body polish, skin care products, namely, non-medicated skin serum, skin clarifiers, skin cleansers, skin conditioners, skin creams, skin emollients, skin lighteners, skin lotions, skin masks, skin moisturizer, skin toners, skin whitening preparations, soaps, spf

Jurisdiction	Trademark	Status Serial/Reg. Nos.	Goods/Services	Owner
sunblock towelettes, sun care lotions, sun screen preparations, suntanning preparations, toners, topical skin sprays for cosmetic purposes, under-eye enhancers, 3-in-1 hair conditioners, 3-in-1 hair shampoos and anti-aging compositions, namely, age-retardant gel, age-retardant lotion, age-spot reducing creams, anti-aging cream, anti-wrinkle creams, retinol cream for cosmetic purposes, wrinkle removing skin care preparations, wrinkle resistant cream

US Federal	PYRATINE	Pending SN:77-723228	(Int’l Class: 3) Cosmetics; beauty care products, namely, after sun creams, after-shave, after-sun gels, after-sun lotions, after-sun milks, after-sun oils, all purpose cotton swabs for personal use, aloe vera gel for cosmetic purposes, anti-freckle creams, astringents for cosmetic purposes, beauty creams, beauty gels, beauty lotions, beauty masks, beauty milks, beauty serums, bleaching preparations for cosmetic purposes, body and beauty care cosmetics, body cream soap, body creams, body lotions, body masks, body milks, body oils, body scrub, body sprays, body washes, cleansing creams, cold creams, cosmetic balls, cosmetic creams, cosmetic creams for skin care, cosmetic facial blotting papers, cosmetic milks, cosmetic oils, cosmetic pads, cosmetic pencils, cosmetic preparations for skin renewal, cosmetic preparations against sunburn, cosmetic preparations for body care, cosmetic preparations for the care of mouth and teeth, cosmetic rouges, cosmetic soaps, cosmetic suntan lotions, cosmetic sun-tanning preparations, cosmetics, namely, lip primer, cosmetics, namely, lip repairers, cotton for cosmetic purposes, creams for cellulite reduction, creamy face powder, creamy foundation, creamy rouges, cuticle conditioners, cuticle cream, cuticle removing preparations, deodorant for personal use, essential oils for personal use, exfoliant creams, exfoliants for skin, eye compresses for cosmetic purposes, eye make-up, eye make-up remover, face and body beauty creams, face creams for cosmetic use, face powder, facial beauty masks, facial cleansers, facial concealer, facial creams, facial emulsions, facial lotion, facial make-up, fair complexion cream, foams containing cosmetics and sunscreens, foundation make-up, gel eye masks, greases for	Senetek Plc (United Kingdom Corp.) Suite A 831 Latour Court Napa, California 94558

Jurisdiction	Trademark	Status Serial/Reg. Nos.	Goods/Services	Owner
cosmetic purposes, hair care creams, hair care kits comprising non-medicated hair care preparations, namely, conditioner, hair care preparations, hair cleaning preparations, hair color removers, hair colorants, hair rinses, hand creams, hand lotions, lip balm, lip cream, lip gloss, lip liner, lip polisher, lipstick, liquid foundation, liquid soaps for hands, face and body, loose face powder, lotions for cellulite reduction, lotions for face and body care, make up foundations, make up removing preparations, make-up, natural mineral make-up, night cream, non-medicated acne treatment preparations, non-medicated skin care preparations, nutritional oils for cosmetic purposes, oils for toiletry purposes, paraffin wax for cosmetic purposes, petroleum jelly for cosmetic purposes, pre-moistened cosmetic tissues, pre-moistened cosmetic towelettes, pre-moistened cosmetic wipes, pre-shave creams, self-tanning preparations, shampoos, shaving preparations, skin and body topical lotions, creams and oils for cosmetic use, skin care preparations, namely, chemical peels for skin, skin care preparations, namely, fruit acid peels for skin, skin care preparation, namely, body polish, skin care products, namely, non-medicated skin serum, skin clarifiers, skin cleansers, skin conditioners, skin creams, skin emollients, skin lighteners, skin lotions, skin masks, skin moisturizer, skin toners, skin whitening preparations, soaps, spf sunblock towelettes, sun care lotions, sun screen preparations, suntanning preparations, toners, topical skin sprays for cosmetic purposes, under-eye enhancers, 3-in-1 hair conditioners, 3-in-1 hair shampoos and anti-aging compositions, namely, age-retardant gel, age-retardant lotion, age-spot reducing creams, anti-aging cream, anti-wrinkle creams, retinol cream for cosmetic purposes, wrinkle removing skin care preparations, wrinkle resistant cream

US Federal	PYRATINE-6	Pending SN:77-161747	(Int’l Class: 3) Cosmetics; beauty care products, namely, after sun creams, after-shave, after-sun gels, after-sun lotions, after-sun milks, after-sun oils, all purpose cotton swabs for personal use, aloe vera gel for cosmetic purposes, anti-freckle creams, astringents for cosmetic purposes, beauty creams, beauty gels, beauty lotions, beauty masks, beauty milks, beauty serums,	Senetek Plc (United Kingdom Corp.) 831 Latour Court, Suite A Napa, California 94558

Jurisdiction	Trademark	Status Serial/Reg. Nos.	Goods/Services	Owner
bleaching preparations for cosmetic purposes, body and beauty care cosmetics, body cream soap, body creams, body lotions, body masks, body milks, body oils, body scrub, body sprays, body washes, cleansing creams, cold creams, cosmetic balls, cosmetic creams, cosmetic creams for skin care, cosmetic facial blotting papers, cosmetic milks, cosmetic oils, cosmetic pads, cosmetic pencils, cosmetic preparations for skin renewal, cosmetic preparations against sunburn, cosmetic preparations for body care, cosmetic preparations for the care of mouth and teeth, cosmetic rouges, cosmetic soaps, cosmetic suntan lotions, cosmetic sun-tanning preparations, cosmetics, namely, lip primer, cosmetics, namely, lip repairers, cotton for cosmetic purposes, creams for cellulite reduction, creamy face powder, creamy foundation, creamy rouges, cuticle conditioners, cuticle cream, cuticle removing preparations, deodorant for personal use, essential oils for personal use, exfoliant creams, exfoliants for skin, eye compresses for cosmetic purposes, eye make-up, eye make-up remover, face and body beauty creams, face creams for cosmetic use, face powder, facial beauty masks, facial cleansers, facial concealer, facial creams, facial emulsions, facial lotion, facial make-up, fair complexion cream, foams containing cosmetics and sunscreens, foundation make-up, gel eye masks, greases for cosmetic purposes, hair care creams, hair care kits comprising non-medicated hair care preparations, namely, conditioner, hair care preparations, hair cleaning preparations, hair color removers, hair colorants, hair rinses, hand creams, hand lotions, lip balm, lip cream, lip gloss, lip liner, lip polisher, lipstick, liquid foundation, liquid soaps for hands, face and body, loose face powder, lotions for cellulite reduction, lotions for face and body care, make up foundations, make up removing preparations, make-up, natural mineral make-up, night cream, non-medicated acne treatment preparations, non-medicated skin care preparations, nutritional oils for cosmetic purposes, oils for toiletry purposes, paper tissues for cosmetic use, paraffin wax for cosmetic purposes, petroleum jelly for cosmetic purposes, pre-moistened cosmetic

Jurisdiction	Trademark	Status Serial/Reg. Nos.	Goods/Services	Owner
tissues, pre-moistened cosmetic towelettes, pre-moistened cosmetic wipes, pre-shave creams, self-tanning preparations, shampoos, shaving preparations, skin and body topical lotions, creams and oils for cosmetic use, skin care preparations, namely, chemical peels for skin, skin care preparations, namely, fruit acid peels for skin, skin care preparation, namely, body polish, skin care products, namely, non-medicated skin serum, skin clarifiers, skin cleansers, skin conditioners, skin creams, skin emollients, skin lighteners, skin lotions, skin masks, skin moisturizer, skin toners, skin whitening preparations, soaps, spf sunblock towelettes, sun care lotions, sun screen preparations, suntanning preparations, toners, topical skin sprays for cosmetic purposes, under-eye enhancers, 3-in-1 hair conditioners, 3-in-1 hair shampoos

US Federal	PYRATINE-6	Registered SN:77-977251 RN:3,648,774	(Int’l Class: 3) Beauty care products, namely, anti-aging compositions, namely, age-retardant gel, age-retardant lotion, age-spot reducing creams, anti-aging cream, anti-wrinkle creams, retinol cream for cosmetic purposes, wrinkle removing skin care preparations, wrinkle resistant cream	Senetek Plc (United Kingdom Corp.) 831 Latour Court, Suite A Napa, California 94558

US Federal	PYRATINE-XR	Pending SN:77-526164	(Int’l Class: 3) Cosmetics; beauty care products, namely, after sun creams, after-shave, after-sun gels, after-sun lotions, after-sun milks, after-sun oils, all purpose cotton swabs for personal use, aloe vera gel for cosmetic purposes, anti-freckle creams, astringents for cosmetic purposes, beauty creams, beauty gels, beauty lotions, beauty masks, beauty milks, beauty serums, bleaching preparations for cosmetic purposes, body and beauty care cosmetics, body cream soap, body creams, body lotions, body masks, body milks, body oils, body scrub, body sprays, body washes, cleansing creams, cold creams, cosmetic balls, cosmetic creams, cosmetic creams for skin care, cosmetic facial blotting papers, cosmetic milks, cosmetic oils, cosmetic pads, cosmetic pencils, cosmetic preparations for skin renewal, cosmetic preparations against sunburn, cosmetic preparations for body care, cosmetic preparations for the care of mouth and teeth, cosmetic rouges, cosmetic soaps, cosmetic suntan lotions, cosmetic sun-tanning preparations, cosmetics, namely, lip primer, cosmetics, namely, lip repairers, cotton for	Senetek Plc (United Kingdom Corp.) Suite A 831 Latour Court Napa, California 94558

Jurisdiction	Trademark	Status Serial/Reg. Nos.	Goods/Services	Owner
cosmetic purposes, creams for cellulite reduction, creamy face powder, creamy foundation, creamy rouges, cuticle conditioners, cuticle cream, cuticle removing preparations, deodorant for personal use, essential oils for personal use, exfoliant creams, exfoliants for skin, eye compresses for cosmetic purposes, eye make-up, eye make-up remover, face and body beauty creams, face creams for cosmetic use, face powder, facial beauty masks, facial cleansers, facial concealer, facial creams, facial emulsions, facial lotion, facial make-up, fair complexion cream, foams containing cosmetics and sunscreens, foundation make-up, gel eye masks, greases for cosmetic purposes, hair care creams, hair care kits comprising non-medicated hair care preparations, namely, conditioner, hair care preparations, hair cleaning preparations, hair color removers, hair colorants, hair rinses, hand creams, hand lotions, lip balm, lip cream, lip gloss, lip liner, lip polisher, lipstick, liquid foundation, liquid soaps for hands, face and body, loose face powder, lotions for cellulite reduction, lotions for face and body care, make up foundations, make up removing preparations, make-up, natural mineral make-up, night cream, non-medicated acne treatment preparations, non-medicated skin care preparations, nutritional oils for cosmetic purposes, oils for toiletry purposes, paraffin wax for cosmetic purposes, petroleum jelly for cosmetic purposes, pre-moistened cosmetic tissues, pre-moistened cosmetic towelettes, pre-moistened cosmetic wipes, pre-shave creams, self-tanning preparations, shampoos, shaving preparations, skin and body topical lotions, creams and oils for cosmetic use, skin care preparations, namely, chemical peels for skin, skin care preparations, namely, fruit acid peels for skin, skin care preparation, namely, body polish, skin care products, namely, non-medicated skin serum, skin clarifiers, skin cleansers, skin conditioners, skin creams, skin emollients, skin lighteners, skin lotions, skin masks, skin moisturizer, skin toners, skin whitening preparations, soaps, spf sunblock towelettes, sun care lotions, sun screen preparations, suntanning preparations, toners, topical skin sprays for cosmetic purposes, under-eye enhancers,

Jurisdiction	Trademark	Status Serial/Reg. Nos.	Goods/Services	Owner
3-in-1 hair conditioners, 3-in-1 hair shampoos and anti-aging compositions, namely, age-retardant gel, age-retardant lotion, age-spot reducing creams, anti-aging cream, anti-wrinkle creams, retinol cream for cosmetic purposes, wrinkle removing skin care preparations, wrinkle resistant cream

US Federal	REFLECTA	Pending SN: 77594141	(Int’l Class: 5) Sun protective facial make-up	Carme Cosmeceutical Sciences, Inc. (Delaware Corp.) 620 Airpark Road Napa, California 94558

Canada	ALLERCREME	Renewed SN: 254597 RN: TMA118450	(Int’l Class: 5) Cosmetics and toilet preparations, namely, face, body and skin lotions; bath oil; cleansing and lubricating creams; deodorants; lipstick; liquid cleansers; liquid and cream make-up bases; astringents; dusting, face and pressed powders; rouges; suntan creams; liquid and cream hair shampoos; eye make-up; and toilet soaps.	Carme Cosmeceutical Sciences, Inc. (Delaware Corp.) 620 Airpark Road Napa, California 94558

Canada	HERBAL RENEWAL	Renewed SN: 0706110 RN: TMA421911	(Int’l Class: 5) Hair shampoo and hair conditioner.	Carme Cosmeceutical Sciences, Inc. (Delaware Corp.) 620 Airpark Road Napa, California 94558

Canada	KINEDERM	Renewed SN: 1140549 RN: TMA639267	(Int’l Class: 5) Skin cream, vanishing cream, skin lotion, body lotion and facial lotion	Carme Cosmeceutical Sciences, Inc. (Delaware Corp.) 620 Airpark Road Napa, California 94558

Jurisdiction	Trademark	Status Serial/Reg. Nos.	Goods/Services	Owner
European Community	ALLERCREME	Registered SN: 182949

Class 1: Chemical products used in industry, science, photography, agriculture, horticulture, forestry; unprocessed artificial resins; unprocessed plastics; manures; fire extinguishing compositions; tempering and soldering preparations; chemical substances for preserving foodstuffs; tanning substances; adhesives used in industry.

Class 3: Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, non-medicated toilet preparations; anti-perspirants; deodorants for personal use; depilatory preparations; cosmetics, hair lotions; dentifrices.

Class 5: Pharmaceutical, verterinary and sanitary substances; infants’ and invalids’ foods; plasters, material for bandaging; material for stopping teeth, dental wax; disinfectants; preparations for killing weeds and destroying vermin.

Carme Cosmeceutical Sciences, Inc. (Delaware Corp.) 620 Airpark Road Napa, California 94558

Chile	ALLERCREME	Registered RN: 618916	(Int’l Class: 5) All goods comprised in this class	Carme Cosmeceutical Sciences, Inc. (Delaware Corp.) 620 Airpark Road Napa, California 94558

AGE DEFIANT

ALLERCREME

AT THE COUNTER

ATC

CARME

HA COMPLEX

HERBAL RENEWAL

HYPO-ACNEGENIC

KINEDERM

PROCURA

PROCURA-ATC

PYRATINE

PYRATINE-6

PYRATINE-XR

REFLECTA

Assumed Liabilities are as follows:

IEB IP and Research through current contract period of 2014:	$480,000.00
Skincare payables to:
Dr. Brian Clark	$69,000.00
Dr. Suresh Rattan	$69,000.00

TOTAL:	$618,000.00

SCHEDULE 2.4

EXCEPTIONS TO ASSUMED LIABILITIES

NONE.

SCHEDULE 3.4

EXCEPTION TO NON-VIOLATION

NONE.

SCHEDULE 2.5

PURCHASE PRICE ALLOCATION

SCHEDULE 2.6

ROYALTIES

PRICE AND PAYMENTS

Fees. In consideration of the sale of the assets provided for in this Agreement, Purchaser shall pay to Seller: (a) five percent (5%) of all Net Sales (as defined below) received by Purchaser for all products and services sold directly or indirectly by Seller (“Product”); and (b) to the extent not covered by subsection (a), 10% of all gross licensing fees received, directly or indirectly, from the licensing of any of the intellectual property or proprietary rights transferred hereunder (“Uses”) (collectively, “Royalties”); provided, that the Purchaser shall have no obligation to pay any monies pursuant to this paragraph once an aggregate of $5 million has been paid. The calculation of and obligation to pay Royalties shall not be contingent on returns or other adjustments to the original gross revenues received by Licensee. Products and Uses collectively referred to herein as “Instances”. “Net Sales” shall mean all amounts received by the Purchaser for Products (as defined below) less (to the extent consistent with reasonable industry practices and shown on customer invoices as separate items): the amount of discounts and allowances granted by the Purchaser and take by the Purchaser’s customers in the trade and amounts actually allowed or credited on returns. Net Sales shall not include any pass through costs invoiced to customers as separate items for freight or shipping insurance. “Products” shall mean skin care products.

Time and Method of Payment. All Royalties payable to Seller under this Agreement shall be detailed, categorized and clearly stated on a royalty report completed in a form mutually agreed to by the Purchaser and Seller, which shall be included with the applicable payments made by Purchaser hereunder. All Royalties shall be payable in U.S. Dollars four times each year. Purchaser shall pay all Royalties accrued in the previous month within forty-five (45) days of the end of each quarter.

Taxes. Each Party will be responsible for any taxes on property it owns or leases, for any franchise or privilege tax on its business, and for any tax based on its gross or net income or gross receipts. Purchaser will be responsible for all sales, service, value-added, lease, use, personal property, excise, consumption and other taxes and duties, including VAT, payable on any goods or services sold or provided that give rise to Royalties. The Parties will cooperate to more accurately determine and minimize their respective tax liability. Each Party will provide tax information or tax documents reasonably requested by the other Party.

Audit Provisions. Purchaser agrees to keep records in accordance with generally accepted accounting principles and in sufficient detail to permit a review of the accuracy of all Royalties paid under this Agreement. Such records shall be kept for three (3) years following the last Royalty payment. Upon Seller’s written request for an audit (“Requesting Party”), the other party (“Audited Party”) shall permit independent auditors designated by the Requesting Party which are reasonably acceptable to Audited Party (which approval shall not be unreasonably withheld) to examine, during ordinary business hours, books, records, and materials of the party being audited, for the purpose of determining the correctness of payments made or due for the period examined. The cost of any such audit shall be borne by Requesting Party, and the audit shall be conducted in such a manner as not to interfere with Audited Party’s normal business activities. All requests for audits will be provided in writing and will be made at least thirty (30) days prior to any audit. Such request will not occur more than once during each successive thirty-six (36) month period. In the event an audit identifies unreported Royalties to the Requesting Party, the Audited Party shall promptly pay an amount equal to the sum of any underpayment and/or lost revenue and, for any underpayments or lost revenue of 10% or greater, and the Audited Party shall pay the cost of the audit.